UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 3, 2006


                              INTERMOST CORPORATION
                     ------------------------------------
             (Exact name of registrant as specified in its charter)


   Wyoming                          0-30430                   87-0418721
---------------                   ------------             ----------------
(State or other jurisdiction     (Commission               (IRS Employer
 of incorporation)                file number)            Identification Number)


            31st Floor, 3B31-23 Guomao Building 005 Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
               (Address of principal executive offices)(Zip Code)


                              011-86 755 8221-0238
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name and former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a board of directors meeting held on November 3, 2006, the board accepted the resignation of Mr. Andy Lin as Executive Director of the Company. The board then added two directors to serve until the next annual meeting of the shareholders. They are Mr. James Woo and Mr. Wilbert Kam. The board also appointed Mr. Syh-kwan Chan as the Company's new Chief Financial Officer. A summary of the qualifications of each of these three individuals is listed below:

Mr. James Woo

Mr. James Woo, has extensive management and industrial experience and is a graduate from Oriental Institute of Technology. Mr. Woo has conducted scientific research at the National Taiwan University of Science and Technology. Mr. Woo is currently the Managing Director of FFBC Holdings Group.

Mr. Wilbert Kam

Mr. Wilbert Kam is a US Certified Public Accountant (CPA) with diverse international experience in both accounting and management consulting. Mr. Kam has worked in the United States, Taiwan, Hong Kong and mainland China, and has more than 20 years of financial and accounting experience in Asia.

Mr. Syh-kwan Chen

Mr. Syh-kwan Chen holds a Bachelor Degree of Accounting from the Chinese Cultural University and an EMBA degree with National Chenchi University. Mr. Chen has served as the Chief Financial Officer and as an accounting manager at a number of large enterprises.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERMOST CORPORATION

Dated: November 3, 2006
                                       By: /s/ Rocky Urianghai
                                          ----------------------
                                             Rocky Urianghai
                                             Vice Chairman